MAXIM
GROUP

January 20, 2005

Robert S. Rosenschein
Chairman and CEO
GuruNet Corporation
441 Route 306
Wesley Hills, NY 10952-1233

Dear Mr. Rosenschein:

We are pleased that GuruNet Corp. (“GuruNet” or the “Company”) has decided to retain Maxim Group LLC (“Maxim”) to provide general financial advisory and investment banking services to the Company as set forth herein. This letter agreement (this “Agreement”) will confirm Maxim’s acceptance of such retention and set forth the terms of our engagement.

1. Retention. The Company hereby retains Maxim as its non-exclusive financial advisor and investment banker to provide general financial advisory and investment banking services, and Maxim accepts such retention on the terms and conditions set forth in this Agreement. In such capacity, Maxim shall: (i) familiarize itself to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of the Company; (ii) act, at the Company’s request, as an underwriter or a placement agent in a public offering or a private placement, respectively, (iii) advise the Company on matters relating to its capitalization; (iv) evaluate alternative financing structures and arrangements; (v) assist the Company in developing appropriate acquisition criteria and identifying target industries; (vi) provide such other financial advisory and investment banking services upon which the parties may mutually agree. For the avoidance of doubt, the statements contained in this Section 1 regarding the services are preliminary in nature and subject to change and definitive documentation to be agreed upon the Company and Maxim.

2. Information. In connection with Maxim’s activities hereunder, the Company will cooperate with Maxim and furnish Maxim upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Maxim deems appropriate and will provide Maxim with access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Maxim that all Information made available to Maxim hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein not misleading in light of the circumstance under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Maxim will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which there are made, are reasonable. The Company recognizes and confirms that Maxim (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Maxim pursuant to this Agreement may not be disclosed publicly without Maxim’s prior written consent nor may Maxim disclose the same about the Company. Maxim hereby acknowledges that certain of the Information received by Maxim may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by Maxim as confidential. Maxim agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved, either during or after the term of the Agreement.

3. Compensation. As consideration for Maxim’s services pursuant to this Agreement, Maxim shall be entitled to receive, the Company agrees to pay Maxim, the following compensation:

The Company shall pay Maxim a non-refundable monthly retainer fee of $5,000 commencing on the signing of this Agreement and payable on the first day of cash subsequent month for the duration of the Agreement (as detailed in Section 8 of the Agreement). The fees appearing on the Fee Schedule (as defined below) shall be earned by and paid to Maxim by the Company in connection with the services provided by Maxim.

Upon the signing of this Agreement, the Company shall deliver to Maxim (or its designated nominees) 100,000 warrants to purchase shares of the Company’s common stock (the “Warrants”). The Warrants shall be exercisable at any time during the five-year period commencing on the date hereof at an exercise price equal to $11.10. The Warrants shall contain provisions, including, without limitation, those pertaining to cashless exercise, anti-dilution protection and one demand and two piggyback registration rights (subject to underwriter’s crowdout), contained in the Warrant certificated delivered to the Company together with this Agreement.

The Company and Maxim acknowledge and agree that, in the course of performing services hereunder, Maxim may provide advisory services as described in Section 1 as well as merger and acquisition advisory services and introduce the Company to the third parties who may be interested in entering into a transaction with the Company, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, the “Transaction”).

The Company agrees to compensate Maxim for the services provided in conjunction with the Transaction pursuant to the financing fee terms as listed on Exhibit B hereto, the “Fee Schedule”:

(i)
If the Company consummates the Transaction with the candidate initially in writing by Maxim or following the request by the Company from M&A services from Maxim, and for which Maxim is expressly engaged to act as one of the Company’s investment bankers to investigate, structure, negotiate and finance the Transaction, or

(ii)
If, during the term of this Agreement or within twelve 12 months from the effective date of the termination of this Agreement, the Company consummates a Transaction initially introduced in writing by Maxim, and Maxim is not engaged as the Company’s financial advisor, agent and/or investment banker in connection with such Transaction pursuant to Section 6 hereof.

Such fees shall be payable to Maxim in cash at the closing or closings of the Transaction to which it relates, except as otherwise stated.

The amount of consideration paid in a Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received, directly or indirectly, by the Company and/or its stockholders in such Transaction, including, without limitation, cash, securities, notes or other evidences of indebtedness, assumption of liabilities (whether by operation of law or otherwise), or any combination thereof. If all or portion of the consideration paid in the Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date of the Transaction is consummated as mutually agreed upon in good faith by the Company and Maxim. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Transaction. If such non-cash consideration consists of newly-issued, publicly-traded common stock, option, warrants or rights for which no public trading market existed prior to the consummation of the Transaction, then the value thereof shall be the average of the closing prices for the 30 trading days prior to the fifth trading day before the consummation of the Transaction. In such event, the fee payable to Maxim pursuant to the Fee Schedule shall be paid on the 35th trading day subsequent to consummation of the Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Transaction, then the value thereof shall be as mutually agreed upon in good faith by the Company and Maxim. If the non-cash consideration paid in the Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Transaction or exists thereafter), the value thereof shall be the maximum liquidation value (without regard to accrued dividends) of the preferred stock or the principal amount of the debt securities, as the case may be.

Any amounts payable by a purchaser to the Company, any stockholder of the Company or an affiliate of either the Company or any stockholder of the Company in connection with a non-competitive, employment, consulting, licensing, supply or other agreement (payable by the Company if the Company is the acquiring entity) shall be deemed to be part of the consideration paid in the Transaction. If all or a portion of the consideration payable in connection with the Transaction includes contingent future payments, then the Company shall pay to Maxim an additional cash fee, determined in accordance with the Fee Schedule, as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay Maxim, upon consummation of the Transaction, an additional, cash fee, determined in accordance with the Fee Schedule based upon the present value of such installment payments using an annual discount rate of 10%. Maxim shall be compensated with respect to any non-cash consideration in the same form of the consideration. However, Maxim shall receive a minimum of $250,000 of any such consideration in cash. If with respect to any non-cash consideration the Company and Maxim are unable to agree on the fair market value thereof, then such value shall be determined by submission of the question to a reputable appraisal firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Maxim (the fees and expenses of whom shall be borne equally by the Company and Maxim).

4. Expenses. In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement hereunder. Maxim will provide the Company and invoice and copies of receipts pursuant to its expenses and such expenses shall not exceed $3,000 without prior written authorization of the Company.

5. Indemnification. The Company agrees to indemnify Maxim in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A. (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration if this Agreement.

6. Future Investment Banking Activities. Upon successful completion by Maxim of any one of the following: (a) Qualifying Private Placement (as that term in Section 6(d)), (b) Qualifying Public Offering (as that term is defined in Section 6(c)), or (c) Qualifying Transaction (as that term is defined in Section 6(e)), for a period of twelve (12) months (the “Qualified Period”) from the closing of such transaction the Company will seek to engage Maxim to act as its lead-or co-underwriter on a public offering the company’s securities which GuruNet elects to consummate during that period, if any, subject to the following:

a)
Maxim shall agree to perform such engagement on terms which are mutually acceptable to the Company and Maxim. The parties shall execute and deliver to each other a written engagement which will supplement the terms of this Agreement. The company shall not offer to retain nay other investment banking firm in connection with such public offering of securities on terms more favorable than those discussed with Maxim without offering to retain Maxim on such more favorable terms.

b)
Maxim is, in fact, capable of performing as the lead- or co-underwriter in the context of size and nature of the proposed public offering, and proposes terms, including anticipated offering price and net proceeds and dilution to the Company, and nature of syndication effort, which are mutually acceptable to the Company and Maxim.

c)
As used in this Agreement, a public offering of GuruNet’s securities for which Maxim acts as lead underwriter and sells at least 50% of the securities being offered to the investors introduced by Maxim, and in which the gross cash proceeds to the Company, after payment of underwriter fees and expenses, are at least $10,000,000, is hereafter referred to as a “Qualifying Public Offering”, unless the Company engages Maxim to underwrite a Qualifying Public Offering of smaller size.

d)
As used in this Agreement, in the event that Maxim, as lead placement agent, completes a private placement for the Company, in which the gross cash proceeds to the Company, are at least $5,000,000, such a private placement shall be referred to as a “Qualifying Private Placement”, unless the Company engages Maxim to act as a placement agent for a Qualifying Private Placement of a smaller size.

e)	As used in this Agreement, an M&A Transaction of any Aggregate Transaction Value, is hereafter referred to as a “Qualifying Transaction”.

7. Other Activities.  The Company acknowledges that Maxim has been, and my in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, partner, officer, director, employee, agent or representative of, investor in ,or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association. Maxim may, but shall not be required to, present opportunities to the Company.

8. Termination: Survival of Provisions.  The minimum term of this Agreement is six (6) months (“Term”). Either Maxim or the Company may terminate this Agreement at any time upon the 30-day prior written notice to the other party. In the event of such termination, the Company shall pay and deliver to Maxim (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof, and (ii) all compensation which may be earned by Maxim after the Termination Date pursuant to Section 3 hereof, and shall reimburse Maxim for all expenses incurred by Maxim in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to Maxim pursuant to the immediately preceding sentence shall be paid to Maxim on or before the Termination Date (in the event reimbursements are earned or owed as of the Termination Date) or upon the closing of the Transaction or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 thereof). Notwithstanding anything expressed or implied here in to the contrary: (i) any Agreement entered into between Maxim and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 7, 8, 9, 10 and 15 shall survive the termination of this Agreement.

9. Notes.  All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Maxim, to Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Edward L. Rose, Esq., General Counsel, Fax No. (516) 364-1310, and if to the Company, to the address, set forth on the first page of this Agreement. Any notice delivered personally or by fax shall be deemed given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier, and any notice given by certified mall shall be deemed given upon the second business day after the certification thereof.

10. Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York of the purpose of any suit, action or other proceeding uprising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 9 hereof. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

11. Amendments.  This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

12. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

13. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumes in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Maxim nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

14. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Maxim is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

15. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any of the other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision on any subsequent occasion. Any waiver must be in writing.

16. Counterparts. This Agreement may be executed in any number or counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Very truly yours,

Maxim Group, LLC

By:_________________________
Clifford A. Teller
Managing Director

By:___________________________
Anthony J. Sarkis
Head of Investment Banking

Agreed to and accepted this 20 day of January, 2005

GuruNet Corp.

By:___________________________
Mr. Robert S. Rosenchein
Chairman and CEO